Exhibit 10.1a

BROWN SHOE COMPANY, INC.
INCENTIVE AND STOCK COMPENSATION PLAN OF 2002, as AMENDED and RESTATED

INCENTIVE STOCK OPTION AGREEMENT

Brown Shoe Company, Inc., a New York corporation (the “Company”), grants to Optionee, an Incentive Stock Option to purchase shares of the Company’s Common Stock, $.01 par value (“Common Stock”), pursuant to the provisions of the Incentive and Stock Compensation Plan of 2002, as Amended and Restated as of May 22, 2008 (the “Plan”), and subject to the key terms set forth below and the attached General Terms and Conditions (dated as of May 22, 2008), all of which constitute part of this Agreement (the “Stock Option”), as follows:

1.      Optionee: __________________

2.      Date of Grant: __________________

3.      Option Shares: ________ shares of Common Stock

4.      Option Exercise Price:_________________

5.      Expiration Date of Stock Option:  _________________ (10 years from Date of Grant)

6.      Vesting Schedule:  Optionee has the right to purchase the Option Shares as follows:

(a)	after one (1) year from the Date of Grant, up to twenty-five percent (25%) of the Option Shares;
(b)	after two (2) years from the Date of Grant, up to fifty percent (50%) of the Option Shares;
(c)	after three (3) years from the Date of Grant, up seventy-five percent (75%) of the Option Shares; and
(d)	after four (4) years from the Date of Grant, up to one hundred percent (100%) of the Option Shares.

7.      Exercise Following Termination:  see Section 1(c) of attached General Terms and Conditions, but no later than Expiration Date

8.      Date of Compensation Committee Approval:    __________________

9.      Type of Option:  Incentive Stock Option

BROWN SHOE COMPANY, INC.

By: _________________________________________
Sarah Stephenson, Vice President – Total Rewards

Accepted:     _________________________
Optionee
Date:_______________________________

General Terms and Conditions (as of May 22, 2008) for Incentive Stock Options
Incentive and Stock Compensation Plan of 2002, as Amended and Restated as of May 22, 2008

1.   Conditions and Limitations on Right To Exercise Option .

(a)	Time for Exercise. This Stock Option may not be exercised as to any Option Shares until such Option Shares are vested or after the Expiration Date.

(b)
Exercise While on Leave of Absence.  This option may not be exercised by the Optionee while on a leave of absence until he has returned to active employment with the Company, unless such exercise is expressly approved in writing by the Compensation Committee.

(c)	Exercise if No Longer an Employee.
(1)
Termination.  Except as set forth in subsection (c)(2), this Stock Option must be exercised by the Optionee only while he is an employee of the Company or one of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code”)), or within sixty (60) days after termination as an employee, but not later than the Expiration Date.

(2)
Death.  If the Optionee dies while employed by the Company or one of its subsidiaries or dies within sixty (60) days after termination of such employment, this Stock Option may be exercised to the extent the Optionee was entitled to exercise it at the date of his death, by a legatee or legatees of the Optionee under his last will, or by his personal representatives or distributees at any time within one (1) year after his death, but not later than the Expiration Date.

2.   Method of Exercise of Option and Payment of Option Price.

(a)
Exercise.  This Stock Option may be exercised (in whole or in part) at any time or from time to time after the option is vested and exercisable as provided in this Option Agreement and before the termination of said right, by delivering to the Vice President-Total Rewards of the Company or by sending by registered mail or Express Mail, postage prepaid or by recognized courier service to the Company to the attention of the Vice President-Total Rewards (i) using such form as the Company may require, a written request designating the number of Option Shares to be purchased, signed by the Optionee or the purchaser acting under Section 1(c)(2) hereof, (ii) payment to the Company of the full purchase price of the shares of Common Stock with respect to which the Stock Option is exercised, and (iii) payment of applicable tax amounts, if required as provided in Section 4.  A stock option exercise form will be provided upon request made to the Vice President-Total Rewards.

(b)
Payment.  The purchase price upon the exercise of this Stock Option may be paid as follows: (i) in cash, or (ii) by the tender (either actual or by attestation) to the Company of shares of the Common Stock owned by the Optionee for a period of at least six (6) months prior to the date of tender, which shares are registered in the Optionee’s name and have a fair market value equal to the cash exercise price of the option being exercised, provided that no shares of Common Stock may be tendered in exercise of this Stock Option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless (x) such shares have been held by Optionee for at least one year, and (y) at least two years have elapsed since such Incentive Stock Option was granted; or (iii) in the discretion of the Compensation Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions.  In addition, the Compensation Committee may determine, in its sole discretion, to allow all or a portion of the purchase price upon exercise of this Stock Option to be paid by having the Company withhold from the Option Shares otherwise issuable upon exercise of the Stock Option that number of Option Shares having a fair market value equal to the amount of the Option Price applicable to the exercise, provided that such “net exercise” might result in different tax treatment to the Optionee. Any determination of fair market value pursuant to this subsection 2(b) or Section 4 shall be made in such appropriate manner as may be determined by the Compensation Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable law or regulation.

3.  Issuance and Delivery of Shares.
If and when the Company is required to issue or deliver any Options Shares, such issuance shall be made by book entry by the Company’s transfer agent and registrar, and a physical share certificate shall not be issued or delivered unless specifically requested by the Optionee.  The Company may condition the issuance or delivery of the Option Shares, or impose restrictions on the transferability of Option Shares, as it may deem advisable, including, without limitation, to comply with applicable federal and securities laws or the requirements of any stock applicable to the Option Shares.

4.  Witholding Tax.
Upon exercise of this Stock Option, the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy applicable taxes.  The Optionee may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Option Shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing on such form as the Company may require, signed by the Optionee, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

5.  Miscellaneous.
(a)
Rights in Shares Prior to Issuance.  Prior to issuance of the Option Shares pursuant to the exercise of rights granted hereunder, whether by book entry or by physical certificate, neither the Optionee nor his legatees, personal representatives, or distributees, shall be deemed to be a holder of any Option Shares.

(b)	Adjustment Upon Changes in Capitalization. In the event that there is a change in the Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, then the number and class of shares available for options and the number of shares subject to any outstanding options and the price thereof, shall be appropriately adjusted by the Compensation Committee.

(c)	Non-Assignability. This Stock Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during his lifetime, only by the Optionee.

(d)	Right to Continued Employment. Nothing in this Option Agreement shall confer on any individual any right to continue in the employ of the Company or a subsidiary or interfere with the right of the Company or a subsidiary to terminate his employment at any time.

(e)	Interpretation. The option granted herein shall in all respects be subject to and governed by the provisions of the Plan in effect from time to time, provided that no amendment or modification to the Plan made subsequent to the grant date of this Stock Option shall adversely affect in any material way this Stock Option without the written consent of the Optionee. This Agreement shall in all respects be so interpreted and construed as to be consistent with this intention. By way of an example, the Change of Control provisions set forth in the Plan shall apply to this option. If there is any inconsistency between the terms of this Stock Option Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Stock Option Agreement.

(f)	Amendment. The Stock Option may be amended by the Compensation Committee at any time (i) if the Compensation Committee determines, in its sole discretion, that amendment is necessary or advisable on account of any addition to, or change in, the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which changes occurs after the Date of Grant and by its terms applies to this Stock Option; or (ii) other than in the circumstances described in Clause (i) above, with the consent of the Optionee.

(g)	Construction. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the state of Missouri without respect to any conflict of laws doctrine which might otherwise apply.

(h)	Incentive Stock Option. This Option is intended by the parties to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended).